Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

AGREEMENT (this “Agreement”), dated as of August 22, 2003, by and among INTERACTIVE HEALTH, INC., a Delaware corporation (the “Company”), J. H. WHITNEY MEZZANINE FUND, L.P., a Delaware limited partnership (“WMF”), WHITNEY PRIVATE DEBT FUND, L.P., a Delaware limited partnership (“WPDF”), and GREENLEAF CAPITAL, L.P., a Delaware limited partnership (“GreenLeaf” and together with WMF and WPDF, collectively, the “Warrant Purchasers”), WHITNEY V, L.P., a Delaware limited partnership (“Whitney V” and collectively with the Warrant Purchasers, the “Whitney Funds”), and the individuals identified as “Management Purchasers” in the signature pages hereto (the “Management Purchasers” and collectively with the Warrant Purchasers and Whitney V, the “Purchasers”).

W I T N E S S E T H :

WHEREAS, pursuant to the terms of the Securities Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, by and among the Company, Interactive Health LLC, WMF, WPDF, Whitney V and the Management Purchasers, (i) Whitney V will purchase from the Company 4,880,000 shares (the “Whitney V Shares”) of Series A Convertible Preferred Stock, $.001 par value per share, of the Company (the “Series A Preferred Stock”), (ii) each of the Management Purchasers will purchase from the Company the number of shares (the “Management Shares”and together with the Whitney V Shares, the “Preferred Shares”) of Series A Preferred Stock set forth after the signature of each Management Purchaser thereto, (iii) WMF will purchase a warrant (the “WMF Warrant”) to purchase an aggregate of 513,616 shares of common stock, par value $.001 per share, of the Company (the “Common Stock”), (iv) WPDF will purchase a warrant (the “WPDF Warrant”) to purchase an aggregate of 202,743 shares of Common Stock, and (v) GreenLeaf will purchase a warrant (the “GreenLeaf Warrant” and together with the WMF Warrant and the WPDF Warrant, the “Warrants”) to purchase an aggregate of 27,032 shares of Common Stock; and

WHEREAS, the Company and the other parties hereto desire to provide for the circumstances under which the Company will register securities of the Company on behalf of such other parties.

NOW, THEREFORE, as an inducement to the Purchasers to consummate the transactions contemplated by the Purchase Agreement and in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the Company hereby covenants and agrees with the other parties hereto, and with each subsequent holder of Restricted Securities (as such term is defined herein), as follows:

SECTION 1.         Definitions.  As used herein, the following terms shall have the following respective meanings:

“Commission” shall mean the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“GreenLeaf Warrant” shall have the meaning ascribed to such term in the first Whereas clause.

“Initial Public Offering” shall mean the sale by the Company or any other person or entity of equity securities of the Company pursuant to a registration statement on Form S-1 or otherwise under the Securities Act.

“Institutional Investors” shall mean WMF, WPDF, GreenLeaf, Whitney V and their respective successors and assigns.

“Management Shares” shall have the meaning ascribed to such term in the first Whereas clause, together with all shares of capital stock issued as dividends thereon.

“Preferred Shares” shall have the meaning ascribed to such term in the first Whereas clause, together with all shares of capital stock issued as dividends thereon.

“Registration Expenses” shall mean the expenses so described in Section 5 hereof.

“Restricted Securities” shall mean the Preferred Shares, the Warrants and the Restricted Stock.

“Restricted Stock” shall mean the shares of Common Stock underlying the Warrants and the shares of Common Stock into which the Preferred Shares are convertible, and any capital stock or other securities issued or issuable with respect to such Preferred Shares or Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, conversion, consolidation or other reorganization.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Securityholders Agreement” shall have the meaning assigned to such term in the Purchase Agreement.

“Selling Expenses” shall mean the expenses so described in Section 5 hereof.

“Series A Preferred Stock” shall have the meaning ascribed to such term in the first Whereas clause.

“Threshold Amount” shall mean that number of Institutional Investors holding at least 35% of the Restricted Stock then held by all Institutional Investors.

“Warrants” shall have the meaning ascribed to such term in the first Whereas clause.

“Whitney V Shares” shall have the meaning ascribed to such term in the first Whereas clause, together with all shares of capital stock issued as dividends thereon.

“WMF Warrant” shall have the meaning ascribed to such term in the first Whereas clause.

“WPDF Warrant” shall have the meaning ascribed to such term in the first Whereas clause.

SECTION 2.         Required Registration.

(a)   At any time beginning six months following the completion of an Initial Public Offering, the Threshold Amount of Institutional Investors may, by written notice (the “Demand Notice”), request that the Company register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting holders for sale in the manner specified in such notice; provided, however, that the Company shall not be obligated to register Restricted Stock pursuant to such request: (i) unless at the time of such request, all of the holders of Restricted Stock requesting registration shall demand to include at least the lesser of (A) $5,000,000 in Restricted Stock or (B) the total amount of Restricted Securities then held by such holders; (ii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration when it was not then so qualified and had not filed such a consent; (iii) subject to Section 3(a) below, during the period beginning 30 days prior to the filing, and ending on a date 90 days following the effective date, of a registration statement filed by the Company relating to an underwritten offering only of the Company’s capital stock (other than a registration statement for the Company’s capital stock which does not give rise to incidental registration rights pursuant to Section 3(a) below) provided that the Company is actively employing in good faith its best efforts to cause such registration statement to become effective; or (iv) if counsel to the Company opines to the requesting Institutional Investors that the filing of such a registration statement would require the disclosure of material non-public information about the Company that the Company is not otherwise required to disclose, the disclosure of which could have a material adverse effect on the business or financial condition of the Company, in which event no such registration statement need be filed until the earlier of the lapse of 60 days from the issuance of the opinion of Company counsel or such information is no longer required to be disclosed, is not material or non-public, or its disclosure would not have a material adverse effect on the business or financial condition of the Company; provided, however, that the Company may not exercise its right under this clause (iv) more than once in any 12-month period.  Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2 within 180 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Restricted Stock shall have been entitled to join pursuant to this Section 2 or Section 3 hereof and in which there shall have been effectively registered all shares of Restricted Stock as to which registration shall have been so requested by the Institutional Investors initiating the registration.

(b)   Within 10 days following receipt of any notice under this Section 2, the Company shall notify all other holders of Restricted Stock from whom notice has not been received and shall prepare and file and use its best efforts to have declared effective a registration statement under the Securities Act for the public sale, in accordance with the method of disposition specified in such notice from requesting holders, of the number of shares of Restricted Stock specified in such notice (and in any notices received from other holders of Restricted Stock within 20 days after the date of such notice from the Company).  If such method of disposition shall be an underwritten public offering, the Company may designate the managing underwriter of such offering, subject to the approval of the holders of Restricted Stock participating in such registration who own a majority in interest of the Restricted Stock requested to be included in such registration by such Institutional Investors, which approval shall not be unreasonably withheld.  The number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among all holders to be included in such registration statement, under this Section 2, to participate in such registration) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold therein.  With respect to the preceding sentence, if the Company elects to reduce pro rata the amount of Restricted Stock proposed to be offered in the underwriting, for purposes of making any such reduction, each holder of Restricted Stock which is a partnership, together with the affiliates, partners, employees, retired partners and retired employees of such holder, the estates and family members of any such partners, employees, retired partners and retired employees and of their spouses, and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “person”, and any pro rata reduction with respect to such “person” shall be based upon the aggregate number of shares of Restricted Stock owned by all entities and individuals included as such “person,” as defined in this sentence (and the aggregate number so allocated to such “person” shall be allocated among the entities and individuals included in such “person” in such manner as such holder of Restricted Stock may reasonably determine).  The Company shall be obligated to register Restricted Stock pursuant to requests made under this Section 2 on two occasions only; provided, however, that as to such occasion such obligation shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid (and not withdrawn by the holders thereof), for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

(c)   The Company shall be entitled to include in any registration statement referred to in this Section 2 for which the method of distribution is an underwritten public offering, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock to be sold.  Except as set forth in this Section 2, no securities shall be included in any registration statement referred to in this Section 2 without the prior written consent of the holders of a majority in interest of the Institutional Investors’ Restricted Stock requested to be included in such registration.  Except with respect to registration statements (i) on Form S-8 (or its successor) or that (ii) relate to a transaction for which the Company exercised its rights under Section 2(a)(iv), the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 2 until the completion of the period of distribution of the registration contemplated thereby.

SECTION 3.         Incidental Registration; Form S-3 Registration.

(a)   If the Company at any time (other than pursuant to Section 2 hereof) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-8 (or its successor) or another form, which is not available for registering Restricted Stock for sale to the public (or its successor)), each such time it will give prompt written notice to all holders of Restricted Stock of its intention to do so.  Upon the written request of any such holder, given within 20 days after the date of any such notice, to register any of its Restricted Stock (which request shall state the intended method of disposition thereof), the Company will cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Restricted Stock so registered.  The Company may withdraw any such registration statement before it becomes effective or postpone the offering of securities contemplated by such registration statement without any obligation to the holders of any Restricted Stock.  In the event that any registration pursuant to this Section 3 shall be, in whole or in part, an underwritten public offering of Common Stock, any request by a holder pursuant to this Section 3 to register Restricted Stock shall specify that such Restricted Stock is to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration.  The number of shares of Common Stock, including, without limitation Restricted Stock, to be included in such an underwriting may be reduced (pro rata among the requesting holders to be included in such registration statement) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that if any shares are to be included in such underwriting for the account of any person other than the Company, the number of shares to be included by any such person shall be reduced prior to the reduction in any shares to be included therein by the Company; and provided, further, however, that the number of any shares of Common Stock held by any person other than the holders of Restricted Stock hereunder shall be reduced before the number of any such shares held by the holders of Restricted Stock hereunder is reduced.  With respect to the first proviso of the preceding sentence, if the Company elects to reduce pro rata the amount of Restricted Stock proposed to be offered in the underwriting for the accounts of all persons other than the Company, for purposes of making any such reduction, each holder of Restricted Stock which is a partnership, together with the affiliates, partners, employees, retired partners and retired employees of such holder, the estates and family members of any such partners, employees, retired partners and retired employees and of their spouses, and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “person,” and any pro rata reduction with respect to such “person” shall be based upon the aggregate number of shares of Restricted Stock owned by all entities and individuals included as such “person”, as defined in this sentence (and the aggregate number so allocated to such “person” shall be allocated among the entities and individuals included in such “person” in such manner as such holder of Restricted Stock may reasonably determine).  Notwithstanding anything to the contrary contained in this Section 3, in the event that there is an underwritten offering of securities of the Company pursuant to a registration covering Restricted Stock and a holder of Restricted Stock does not elect to sell his, her or its Restricted Stock to the underwriters of the Company’s securities in connection with such offering, such holder shall refrain from selling such Restricted Stock not registered pursuant to this Section 3 during the period of distribution of the Company’s securities by such underwriters and the period in which the underwriting syndicate participates in the after market; provided, however, that such holder shall, in any event, be entitled to sell its Restricted Stock commencing on the 120th day after the effective date of such registration statement.

(b)   If, at a time when Form S-3 is available for such registration, the Company shall receive from any Institutional Investor a written request or requests that the Company effect a registration on Form S-3 of any of such holder’s Restricted Stock, within 10 days following receipt of such notice, the Company will give written notice of the proposed registration to all other holders of Restricted Stock and, as soon as practicable, effect such registration and all such related qualifications and compliances as may be requested and as would permit or facilitate the sale and distribution of all Restricted Stock as are specified in such request and any written requests of other holders of Restricted Stock given within 20 days after receipt of such notice.  The Company shall not be required to file a registration statement under Form S-3 if it would not be required to file a registration statement under Section 2 hereof pursuant to Section 2(a)(ii).  The Company shall have no obligation to effect a registration under this Section 3(b) unless either (i) all the outstanding shares of Restricted Stock held by the persons requesting registration pursuant to this Section 3(b) are requested to be sold or (ii) the aggregate offering price of the securities requested to be sold pursuant to such registration is, in the good faith judgment of the Company, expected to be equal to or greater than $5,000,000.  Any registration under this Section 3(b) will not be counted as a registration under Section 2 above.

SECTION 4.         Registration Procedures.  If and whenever the Company is required by the provisions of Section 2 or 3 hereof to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

(a)   prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 2 hereof, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective (provided that before filing a registration statement or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Restricted Stock covered by such registration statement copies of all such documents and include any comments of such counsel in such document) for the period of the distribution contemplated thereby (determined as hereinafter provided);

(b)   prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 4(a) above and as to comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period;

(c)   furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and any amendment or supplement thereto) and such other documents as such persons may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

(d)   use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter shall reasonably request and do any and all other acts and things which are reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Restricted Stock owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection or (ii) consent to general service of process (i.e., service of process which is not limited solely to securities law violations) in any such jurisdiction);

(e)   immediately notify each seller under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of any seller, the Company will promptly prepare a supplement or amendment to such registration statement so that, as thereafter delivered to the purchasers of such Restricted Stock, such registration statement will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f)    furnish, at the request of any seller, on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, (A) stating  that such registration statement has become effective under the Securities Act, (B) stating that, to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (C) stating that the registration statement and the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need not express any opinion as to financial statements contained therein), (D) containing a 10b-5 opinion in customary form and (E) and to such other effects as may reasonably be requested by counsel for the underwriters or by such seller or its counsel, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, (A) stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or such seller may reasonably request; and (B) containing “cold comfort” language covering such matters of the type customarily covered by “cold comfort” letters as the holders of a majority in nominal value of the Restricted Stock being sold reasonably request;

(g)   make available for inspection by each seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees, public accountants, attorneys and financial advisors to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(h)   use its best efforts to cause all such Restricted Securities to be listed on a recognized U.S. stock exchange or traded on a U.S. inter-dealer quotation system and, if similar securities issued by the Company are already so listed, on each securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed or traded;

(i)    provide a transfer agent and registrar for all such Restricted Securities not later than the printing of any preliminary prospectus;

(j)    assist any underwriter or seller participating in such registration or offering in its marketing efforts with prospective investors by causing the Company’s officers, directors and employees to participate in marketing efforts, including “roadshow” presentations in various major national and international centers, in connection with any offering;

(k)   otherwise use its best efforts to comply with all applicable rules and regulations of the Commission or any other applicable regulatory authority, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(l)    permit any holder, which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included and which material has been approved by the Company, such approval not to be unreasonably withheld or delayed;

(m)  in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related offering document or suspending the qualification of any Restricted Securities included in such registration statement or offering document for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal of such order;

(n)   use its best efforts to cause such Restricted Stock covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Restricted Stock; and

(o)   take all such other actions as the holders of a majority in nominal value of Restricted Stock being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Restricted Stock (including, without limitation, effecting a stock split or a combination of shares.

For purposes of Sections 4(a) and (b) above and of Section 2(c) hereof, the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby or nine months after the effective date thereof.

In connection with each registration hereunder, the selling holders of Restricted Stock will furnish to the Company such information with respect to themselves and the proposed distribution by them as shall be necessary in order to assure compliance with Federal and applicable state securities laws.

In connection with each registration pursuant to Sections 2 and 3 hereof covering an underwritten public offering, the Company agrees to enter into such customary agreements (including underwriting agreements) as the managing underwriter selected in the manner herein provided may request in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company’s size and investment stature, provided that such agreement shall not contain any such provision applicable to the Company which is inconsistent with the provisions hereof.

The Company agrees (i) not to effect any public sale or distribution of its capital stock or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any registration statement (except as part of such underwritten registration pursuant to the terms hereof or pursuant to registrations on Forms S-4 or S-8 or any successor forms), unless the underwriters managing such public offering otherwise agree, and (ii) to use its best efforts to cause each holder of at least 5% (on a fully diluted basis) of its capital stock, or any securities convertible into or exchangeable or exercisable for its capital stock (other than in a public offering pursuant to the terms hereof) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of any such securities during such period (except as part of such underwritten offering, if otherwise permitted pursuant to the terms hereof), unless the underwriters managing such public offering otherwise agree.

Any holder of Restricted Stock, and their permitted transferees, receiving any written notice from the company regarding the Company’s plans to file a registration statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

SECTION 5.         Expenses.  All expenses incurred by the Company in complying with Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities and blue sky laws, fees and expenses in connection with any listing of the Common Stock on a securities exchange or inter-dealer quotation system, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, and the fees and disbursements of the underwriters, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of insurance and fees and expenses of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses (as defined below), are herein called “Registration Expenses”.  All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are herein called “Selling Expenses.”  The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Section 2 or 3 hereof.  All Selling Expenses incurred in connection with any sale of Restricted Stock by any participating seller shall be borne by such participating seller, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.

SECTION 6.         Indemnification.  In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 2 or 3 hereof, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder and each underwriter of such Restricted Stock thereunder and their respective officers, directors and employees and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any and all losses, claims, damages, expenses or liabilities, joint or several, to which such person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 2 or 3, any preliminary prospectus or final prospectus contained therein, any amendment or supplement thereof, any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Restricted Stock, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or any application, filing or other material filed, registered, distributed or otherwise furnished by the Company or with the consent of the Company in connection with the securities laws of any state or political subdivision thereof, including any blue sky application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the

Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such person in writing specifically for use in such registration statement or prospectus.

In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 2 or 3 hereof, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages, expenses or liabilities, to which the Company or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 2 or 3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or  action; provided, however, that such seller will be liable hereunder in any such case if and  only to the extent that any such loss, claim, damage or liability arises out of or is based upon an  untrue statement or alleged untrue statement or omission or alleged omission made in reliance  upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus;  provided, further, however, that the liability of each seller hereunder shall be limited to the  proportion of any such loss, claim, damage, liability or expense which is equal to the proportion  that the public offering price of the shares sold by such seller under such registration statement bears  to the total public offering price of all securities sold thereunder, but not to exceed the proceeds  received by such seller from the sale of Restricted Stock covered by such registration statement.

Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Section 6, unless the indemnified party is materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the other party or parties thereto or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the other party or parties thereto, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

The Company and the sellers shall be entitled to receive indemnities from underwriters participating in any distribution of Restricted Stock to the same extent as provided above with respect to information so furnished in writing by such underwriters expressly for use in any prospectus or registration statement.

Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified party as aforesaid, (ii) the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the other party or parties thereto or that the interests of the indemnified party conflict with the interests of the other party or parties thereto, or (iii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel.  It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party.  The indemnifying party shall not (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any proceeding effected without its written consent, (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  If the indemnification provided for in the first two paragraphs of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, in connection with the statement or omissions which resulted in such losses, claims, damages, liabilities or actions, as well as any other relevant equitable considerations including, without limitation, the failure to give any notice under the second paragraph of this Section 6.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, and to the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the sellers of Restricted Stock agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if all of the sellers of Restricted Stock were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this and the immediately preceding paragraph, the sellers of such Restricted Stock shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Common Stock sold by each of them was offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.  The indemnification of underwriters provided for in this Section 6 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters and the indemnification of the sellers of Restricted Stock in such underwriting shall, at the sellers’ request, be modified to conform to such terms and conditions.  Upon the reasonable request of any stockholder selling Restricted Stock pursuant to a registration statement or any underwriter of such stock, the Company shall obtain, if reasonably available, an insurance policy covering the risks described above in this Section 6 in an amount and with a deductible reasonably requested by such seller or underwriter and naming such seller, any underwriter of such stock and any person controlling such seller or underwriter as beneficiaries.  The costs of obtaining and maintaining any such insurance shall be borne by the Company.

The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities.

SECTION 7                Changes in Common Stock.  If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted by this Agreement shall continue with respect to the Common Stock as so changed.

SECTION 8          Other Registration Rights.  Except as provided in this Agreement, the Company will not grant to any person the right to request the Company to register any Common Stock, or any securities convertible or exchangeable into or exercisable for Common Stock, which are superior to or pari passu with the rights granted to the holders of the Restricted Stock hereunder, without the prior written consent of each of such holder.  The Company will not enter into any agreement inconsistent with the terms of this Agreement.

SECTION 9                Representations and Warranties of the Company.  The Company represents and warrants to each of the other parties hereto as follows (which representations and warranties shall survive the execution and delivery of this Agreement):

(a)   The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of its subsidiaries.

(b)   This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

SECTION 10              Rule 144 Reporting.  The Company agrees with each of the other parties hereto as follows:

(a)           The Company shall make and keep current public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after 90 days following the effective date of the first registration of the Company under the Securities Act of an offering of its securities to the general public.

(b)           The Company shall file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d)

of the Exchange Act at any time after the Company has become subject to such reporting requirements of the Exchange Act.

(c)           The Company shall furnish to each holder of Restricted Securities forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the first registration statement of the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents so filed as such holder may reasonably request to avail itself of any rule or regulation of the Commission allowing a holder of Restricted Securities to sell any such securities without registration.

SECTION 11              Miscellaneous.

(a)   The obligations and rights under Sections 2, 3 and 8 shall terminate as to a holder of Restricted Stock when (i) such holder is no longer an “affiliate” as used in Rule 144 and (ii) such holder is permitted to sell all Restricted Stock then held by it pursuant to Rule 144(k).

(b)   All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.  Without limiting the generality of the foregoing, the registration rights conferred herein on the holders of Restricted Securities shall inure to the benefit of any and all subsequent holders from time to time of the Restricted Securities.

(c)   All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service or personal delivery:

(i)            if to the Company:

3030 Walnut Avenue

Long Beach, CA  90807

Telecopier No.: (562) 426-7127

Attention:              Chief Financial Officer

with a copy to:

Gibson, Dunn & Crutcher LLP
2029 Century Park East, 40th Floor
Los Angeles, CA 90067
Telecopier No.: (310) 552-7053

Attention:              Jonathan K. Layne

(ii)           if to any of the Whitney Funds:

Whitney Private Debt Fund, L.P.		J.H. Whitney Mezzanine Fund, L.P.
177 Broad Street		177 Broad Street
Stamford, Connecticut 06901		Stamford, Connecticut 06901
Telecopier No.: (203) 973-1422		Telecopier No.: (203) 973-1422
Attention:	Daniel J. O’Brien	Attention:	Daniel J. O’Brien
	Michael C. Salvator		Michael C. Salvator

Whitney V, L.P.		GreenLeaf Capital, L.P.
177 Broad Street		177 Broad Street
Stamford, Connecticut 06901		Stamford, Connecticut 06901
Telecopier No.: (203) 973-1422		Telecopier No.: (203) 973-1422
Attention:	Daniel J. O’Brien	Attention:	Daniel J. O’Brien
	Michael C. Salvator		Michael C. Salvator

with a copy to:

Gibson, Dunn & Crutcher LLP
2029 Century Park East, 40th Floor
Los Angeles, CA 90067
Telecopier No.: (310) 552-7053
Attention: Jonathan K. Layne

(iii)          if to the Management Purchasers:

the address set forth after the signature of each Management Purchaser or to such other address or addresses as shall have been furnished in writing to the other parties hereto.  Each party hereto agrees, at all times, to provide the Company with an address for notices hereunder.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five Business Days (as defined in the Purchase Agreement) after being deposited in the mail, postage prepaid; or if telecopied, when receipt is acknowledged.

(d)   THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

(e)   (I) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM.  EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 11(C), SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

(II)  THE COMPANY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.  EXCEPT AS PROHIBITED BY LAW, THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  THE COMPANY  (X) CERTIFIES THAT NO

REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OF THE PURCHASERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY OF THE PURCHASERS WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (Y) ACKNOWLEDGES THAT THE PURCHASERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

(f)    This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing.

(g)   Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original.  At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)   The Company (on the one hand) and the Purchasers (on the other hand) agree that any amendment to the Federal securities laws (and regulations promulgated thereunder (and related registration forms), and related state securities laws shall not affect the substantive registration requirements (and other obligations of the Company) set forth in this Agreement; and, following any such amendment, the Company shall continue to be required to cause the registration of Restricted Stock (and pay all Registration Expenses and provide indemnification) under the Federal securities laws, as amended, in a manner consistent to carry out the intent and purposes of (and on terms as similar as practicable as the terms set forth in) this Agreement.

(i)    If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement.  The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

INTERACTIVE HEALTH, INC.

By:	/s/ Kevin A. Smith
Name: Kevin Smith
Title: Vice President

J.H. WHITNEY MEZZANINE FUND, L.P.
By:	Whitney GP, L.L.C.
its General Partner

By:	Daniel J. O’Brien
Daniel J. O’Brien
Managing Member

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

WHITNEY PRIVATE DEBT FUND, L.P.
By:	Whitney Private Debt GP, LLC
its General Partner

By:	Daniel J. O’Brien
Daniel J. O’Brien
Managing Member

GREENLEAF CAPITAL, L.P.
By:	GreenLeaf GP, L.L.C.
its General Partner

By:	Daniel J. O’Brien
Daniel J. O’Brien
Attorney-in-Fact

WHITNEY V, L.P.
By:	Whitney Equity Partners V, L.P.
its General Partner

By:	Daniel J. O’Brien
Daniel J. O’Brien
Managing Member

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

MANAGEMENT PURCHASERS

/s/ Craig Womack
Name: Craig Womack
Number of Preferred Shares: 50,000
Address:
850 E. Ocean Blvd. #204
Long Beach, CA 90802
Telephone No.: (562) 435-6305

/s/ Andrew B. Cohen
Name: Andrew Cohen
Number of Preferred Shares: 40,000
Address:
3015 Tiffany Circle
Los Angeles, CA 90077
Telephone No.: (310) 446-1438

/s/ Hans Dehli
Name: Hans Dehli
Number of Preferred Shares: 30,000
Address:
32826 Leah Drive
Dana Point, CA 92629
Telephone No.: (949) 661-6386

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]